Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 21, 2012, with respect to the financial statements of SenSage, Inc. and subsidiaries included in the Form 8-K/A of The KEYW Holding Corporation filed with the Securities and Exchange Commission on September 18, 2012. We hereby consent to the incorporation by reference of said report in the Registration Statement on Form S-8 (effective December 27, 2012) of The KEYW Holding Corporation.

/s/ WUHOOVER & CO. LLP

San Mateo, California
December 27, 2012